UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3475 Victory Boulevard, Staten Island, New York		10314
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JVA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 28, 2024, Coffee Holding Co., Inc. (the “Company”) convened and then adjourned its Special Meeting of Stockholders (the “Special Meeting”) being held for consideration and voting on the approval of the business combination and its merger and share exchange agreement, dated September 29, 2022, as amended (the “definitive agreement”), and related proposals described in the registration statement’s proxy statement/prospectus. Present at the Special Meeting, in person or by proxy, were holders of 3,436,258 shares of the Company’s common stock, representing approximately 60.2% of the voting power of the holders of the Company’s issued and outstanding shares of common stock as of February 20, 2024 (the “Record Date”), which constituted a quorum for the transaction of business.

Accordingly, in accordance with the Company’s bylaws, the only proposal that was presented at the Special Meeting was the proposal to adjourn the Special Meeting until 12:00 p.m. Eastern Time on Monday, April 1, 2024, to permit further solicitation and vote of proxies (the “Adjournment Proposal”).

The votes cast with respect to the Adjournment Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,211,923	1,178,285	46,050	0

Accordingly, the stockholders approved the Adjournment Proposal and the Special Meeting was adjourned until 12:00 p.m., Eastern Time, on Monday, April 1, 2024. The Company’s stockholders of record as of the Record Date will continue to be entitled to vote at the reconvened Special Meeting. Stockholders may attend and vote at the Special Meeting at the website address www.viewproxy.com/JVA/2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Date: March 29, 2024	By:	/s/ Andrew Gordon
	Name:	Andrew Gordon
	Title:	Chief Executive Officer